EXHIBIT NO. 3(a)

BY-LAWS

of

CONSTELLATION ENERGY GROUP, INC.

Amended as of October 20, 2006

ARTICLE I

OFFICES AND HEADQUARTERS

Section 1. - Name.

The name of the corporation is Constellation Energy Group, Inc. (the “Corporation”).

Section 2. - Offices.

The principal office of the Corporation is 750 East Pratt Street, Baltimore, Maryland 21202. The Corporation may also have other offices at such other places, either within or without the State of Maryland, as the Board of Directors of the Corporation (the “Board”) may determine or as the activities of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1. - Place of Meetings.

Meetings of stockholders of the Corporation shall be held at such places, either within or without the State of Maryland as may be fixed from time to time by the Board and stated in the notice of meeting or in a duly executed waiver of notice thereof.

Section 2. - Annual Meetings.

The Annual Meeting of the stockholders for the election of directors and for the transaction of general business shall be held on any date during the period of May 1 through May 31, as determined year to year by the Board; provided, that the Annual Meeting of the stockholders for the year 2006 shall be held on any date during the period December 1 through December 31, 2006, as determined by the Board.  The time and location of the meeting shall be determined by the Board.  Failure to hold an Annual Meeting does not invalidate the Corporation’s existence or affect any otherwise valid corporate acts.

The Chief Executive Officer of the Corporation shall prepare, or cause to be prepared, an annual report containing a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted to the stockholders at or prior to the Annual Meeting.

Section 3. - Special Meetings.

Special meetings of the stockholders may be held in the City of Baltimore or in any county in which the Corporation provides service or owns property upon call by the Chairman of the Board, President or a majority of the Board whenever they deem expedient, or by the Secretary upon the written request of the holders of shares entitled to not less than a majority of all the votes entitled to be cast at such meeting.  Such request of the stockholders shall state the purpose or purposes of the meeting and the matters proposed to be acted on and shall be delivered to the Secretary, who shall inform such stockholders of the reasonably estimated cost of preparing and mailing such notice of the meeting, and upon payment to the Corporation of such costs the Secretary shall give notice stating the purpose or purposes of the meeting to all stockholders entitled to vote at such meeting.  The business at all special meetings shall be confined to that specifically named in the notice thereof.

Section 4. - Notice and Waiver; Organization of Meeting.

When stockholders are required or permitted to take any action at a meeting whether special or annual, written or printed notice of every meeting shall be given to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting.  The notice shall state the place, day, and hour of such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  The written notice of any meeting shall be given, personally or by mail, not less than 10 or more than 90 days before the date of the meeting.  If mailed, such notice shall be deemed given when deposited with the United States Postal Service, postage prepaid, addressed to the stockholder at his or her address as it appears on the records of the Corporation or its registrar.  The business at all special meetings shall be confined to that specifically named in the notice thereof.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken unless the adjournment is for more than 120 days, or, if after the adjournment, a new record date is fixed for the adjourned meeting, in which circumstances a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

Notice of any meeting of stockholders may be waived in writing by any stockholders entitled to vote at such meeting.  Attendance at a meeting by any stockholder, in person or by proxy, shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

All meetings of the stockholders shall be called to order by the Chairman of the Board, or in his or her absence by the President or a Vice President; or in the case of the absence of such Officers, then by any stockholder.  The party calling the meeting to order shall be Chairman of the meeting.  The Secretary of the Corporation, if present, shall act as secretary of the meeting, unless some other person shall be elected by the stockholders at the meeting to act as secretary.  An accurate record of the meeting shall be kept by the secretary thereof, and placed in the record books of the Corporation.

Section 5. - Order of Business.

(a)          At any Annual Meeting, only such business shall be conducted as shall have been brought before the Annual Meeting (i) by or at the direction of the Board, or (ii) by any stockholder who complies with the procedures set forth in this Section 5.

(b)         For nominations or other business to be brought properly before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.  To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal office of the Corporation not less than 75 days prior to the anniversary of the date on which notice of the prior year’s Annual Meeting was given to stockholders in accordance with Section 4 of this Article II.  Notices sent by facsimile or electronically will not be accepted by the Secretary of the Corporation.  To be in proper written form, a stockholder’s notice to the Secretary shall set forth in writing as to each matter the stockholder proposes to bring before the Annual Meeting:

(i)             as to each person whom the stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”) or any applicable successor provisions thereto, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; and as to the stockholder giving the notice, the name and address, as they appear on the Corporation’s books, of the stockholder proposing such nomination and the class and number of shares of stock of the Corporation which are beneficially owned by the stockholder.

(ii)          as to any other business that the stockholder proposes to bring before the meeting:

(A)            a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting;

(B)              the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business;

(C)              the class and number of shares of stock of the Corporation which are beneficially owned by the stockholder; and

(D)             any material interest of the stockholder in such business.

(c)          Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at an Annual Meeting except in accordance with the procedures set forth in this Section 5 of Article II.  The Chairman of an Annual Meeting shall, if the facts warrant, determine and declare at the Annual Meeting that business was not properly brought before the Annual Meeting in accordance with the provisions of this Section 5 of Article II and, if the Chairman should so determine, he or she shall so declare at the Annual Meeting and any such business not properly brought before the Annual Meeting shall not be transacted.

(d)         Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section.  Nothing in this Section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 6. - Quorum.

At any meeting of the stockholders the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum for the transaction of business.

When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

The stockholders present, although less than a quorum, may adjourn the meeting to another time or place; provided that notice of such adjourned meeting is given in accordance with the provisions of Section 4 of this Article II.

Section 7. - Voting; Proxies.

At all meetings of the stockholders each stockholder shall be entitled to one vote for each share of Common Stock standing in his or her name and, when the Preferred Stock is entitled to vote, such number of votes as shall be provided in the Charter of the Corporation for each share of Preferred Stock standing in his or her name, and the votes shall be cast by stockholders in person or by lawful proxy.  However, no proxy shall be voted 11 months after the date thereof, unless the proxy provides for a longer period.

Section 8. -  Control Shares.

Notwithstanding any other provision of the Charter of the Corporation or these by-laws, Title 3, Subtitle 7 of the Maryland General Corporation Law (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation.  This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor by-law, apply to any prior or subsequent control share acquisition.

Section 9. - Method of Voting.

All elections and all other questions shall be decided by a majority of the votes cast, at a meeting at which a quorum is present, except as expressly provided otherwise by the general laws of the State of Maryland or the Charter and except that Directors shall be elected by a plurality of the votes cast.

Section 10. - Ownership of its Own Stock.

Shares of capital stock of the Corporation held by either (i) the Corporation or (ii) another corporation, if a majority of the shares entitled to vote in the election of Directors of such other corporation is held, directly or indirectly, by the Corporation (a “Controlled Corporation”), shall neither be entitled to vote nor be counted for quorum purposes.  Nothing in this Section 10 shall be construed as limiting the right of the Corporation or any Controlled Corporation to vote stock of the Corporation held by it in a fiduciary capacity.

Section 11. - Inspectors.

The Board of Directors, in advance of any meeting, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof.  If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the chairman of the meeting.  The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 12. - Record Date for Stockholders; Closing of Transfer Books.

The Board may fix, in advance, a date as the record for the determination of the stockholders entitled to notice of, or to vote at, any meeting of stockholders, or entitled to receive payment of any dividend, or entitled to the allotment of any rights, or for any other proper purpose.  Such date in any case shall not be more than 90 days (and in the case of a meeting of stockholders not less than 10 days) prior to the date on which the particular action requiring such determination of stockholders is to be taken.  Only stockholders of record on such date shall be entitled to notice of or to vote at such meeting or to receive such dividends or rights, as the case may be.  In lieu of fixing a record date the Board may close the stock transfer books of the Corporation for a period not exceeding 20 nor less than 10 days preceding the date of any meeting of stockholders or not exceeding 20 days preceding any other of the above mentioned events.

ARTICLE III

BOARD OF DIRECTORS AND COMMITTEES

Section 1. - Powers of Directors

The business and affairs of the Corporation shall be managed under the direction of the Board which shall have and may exercise all the powers of the Corporation, except such as are expressly conferred upon or reserved by the stockholders by law, by Charter, or by these by-laws.  Except as otherwise provided herein, the Board shall appoint the Officers for the conduct of the business of the Corporation, determine their duties and responsibilities.  The Board may remove any Officer.

Section 2. - Number and Election of Directors.

The Corporation shall have at least seven  Directors; provided that the Board of Directors may alter the number of Directors from time to time so long as such number does not exceed 20.  Any alteration in the number of Directors will not affect the tenure of office of any Director.  The Directors shall be grouped into three classes, Class I, Class II and Class III.  Directors in each class shall serve a term of three years and until their successors are elected and qualified, or until their earlier resignation or removal.  A separate class will be elected at each Annual Meeting of the stockholders.

Section 3. - Vacancies.

If for any reason any or all the Directors cease to be Directors, such event shall not terminate the Corporation or affect these by-laws or the powers of the remaining Directors hereunder (even if fewer than three Directors remain).  Except as may be provided by the Board in setting the terms of any class or series of preferred stock, any vacancy on the Board may be filled only by a majority of the remaining Directors, even if the remaining Directors do not constitute a quorum.  Any Director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualified.

Section 4. - Resignations.

Any Director of the Corporation may resign at any time by giving written notice to the Corporation.  Such resignation shall take effect at the time specified therein, if any, or if no time is specified therein, then upon receipt of such notice by the Corporation; and, unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. - Meetings of the Board.

A regular meeting of the Board shall be held immediately after the Annual Meeting of stockholders or any special meeting of the stockholders at which the Board is elected, and thereafter regular meetings of the Board shall be held on such dates during the year as may be designated from time to time by the Board.  All meetings of the Board shall be held at the general offices of the Corporation in the City of Baltimore or elsewhere, as ordered by the Board.  Of all such meetings (except the regular meeting held immediately after the election of Directors) the Secretary shall give notice to each Director personally or by telephone, facsimile or electronically directed to, or by written notice deposited in the mails addressed to, his or her residence or business address at least 48 hours before such meeting.

Special meetings may be held at any time or place upon the call of the Chairman of the Board, or the President, or in their absence, on order of the Executive Committee, if any, by notices as above.  In the event all of the Directors in office waive notice of any meeting in writing at or before the meeting, the meeting may be held without the aforesaid advance notices.

The Chairman shall preside at all meetings of the Board, or, in his or her absence, the President or one of the Vice Presidents (if a member of the Board) shall preside.  If at any meeting none of the foregoing persons is present, the Directors present shall designate one of their number to preside at such meeting.

Section 6. - Telephone Meetings Permitted.

Members of the Board, or any committee, may participate in a meeting thereof by means of conference telephone or similar communications equipment in which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 7. - Quorum.

A majority of the Directors in office shall constitute a quorum of the Board for the transaction of business.  If a quorum is not present at any meeting, a majority of the Directors present may adjourn to any time and place they may see fit.

Section 8. -  Committees.

The Board is authorized to appoint from among its members, an audit committee, a compensation committee, and a nominating and corporate governance committee, and such other committees as it may, from time to time, deem advisable and to delegate to such committee or committees any of the powers of the Board that it may lawfully delegate.  Each such committee shall consist of at least one Director, except for the audit committee which shall have, at a minimum, the number of members required by applicable law or stock exchange listing standards.  The Directors shall annually elect from among their number members for each committee established.  The members of the committees shall hold their offices for one year and until their successors are elected and qualified, or until their earlier resignation or removal.  All vacancies in said committees shall be filled by the Board.  The purposes and authority of each committee shall be as set forth in applicable law, board resolution or committee charter.  Any such charter shall be approved annually by the Board.

Section 9. - Fees and Expenses.

Each member of the Board, other than salaried Officers and employees, shall be paid an annual retainer fee, payable in such amount as shall be specified from time to time by the Board.  Each Committee Chair shall be paid an annual retainer fee, payable in  such amount as shall be specified from time to time by the Board.

Each member of the Board, other than salaried Officers and employees, shall be paid such fee as shall be specified from time to time by the Board for attending each regular or special meeting of the Board and for attending, as a committee member, each meeting of any committee appointed by the Board.  Each member shall be paid reasonable traveling expenses incident to attendance at meetings.

ARTICLE IV

OFFICERS

Section 1. - Officers.

The Corporation shall have a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer, and a Secretary who shall be elected by, and hold office at the will of, the Board.  The Chairman of the Board shall be chosen from among the Directors.  The Board shall designate either the Chairman of the Board or the President to be the Chief Executive Officer of the Corporation.  The Board shall also elect from time to time such other Officers and Assistant Officers as they may deem necessary for the conduct of the business and affairs of the Corporation, or the Board by resolution may authorize the Chief Executive Officer to designate and appoint from time to time such other Officers and Assistant Officers as he or she may deem necessary for the conduct of the business and affairs of the Corporation.  Any two offices, except those of President and Vice President, may be held by the same person, but no person shall sign checks, drafts and promissory notes, or execute, acknowledge or verify any other instrument in more than one capacity, if such instrument is required by law, the Charter, these by-laws, a resolution of the Board or order of the Chief Executive Officer to be signed, executed, acknowledged or verified by two or more Officers.  The President, any Vice President, or such other persons as may be designated by the Board, shall sign all special contracts of the Corporation, countersign checks, drafts and promissory notes, and such other papers as may be directed by the Board.  The President, or any Vice President, together with the Treasurer or an Assistant Treasurer (if any), shall have authority to sell, assign or transfer and deliver any bonds, stocks or other securities owned by the Corporation.  The Board shall require a fidelity bond to be given by each Officer, or, in its discretion, the Board may substitute a general blanket fidelity bond or insurance contract to cover all Officers and employees.

Section 2. - Duties of the Officers.

(a)          Chairman of the Board

The Chairman of the Board shall preside at all meetings of the Board and of stockholders.  The Chairman of the Board shall also have such other powers and duties as from time to time may be assigned by the Board.

(b)         President

The President shall have general executive powers, as well as specific powers conferred by these by-laws. The President shall also have such other powers and duties as from time to time may be assigned by the Board.  In the absence of the Chairman of the Board, the President shall perform all the duties of the Chairman of the Board.

(c)          Vice Presidents

Each Vice President shall have such powers and duties as may be assigned by the Board or the Chief Executive Officer, as well as the specific powers assigned by these by-laws.  A Vice President may be designated by the Board or the Chief Executive Officer to perform, in the absence of the President, all the duties of the President.

(d)         Treasurer

The Treasurer shall have the care and the custody of the funds and valuable papers of the Corporation, and shall receive and disburse all moneys in such a manner as may be prescribed by the Board or the Chief Executive Officer.  The Treasurer shall have such other powers and duties as may be assigned by the Board, or the Chief Executive Officer, as well as specific powers assigned by these by-laws.

(e)          Secretary

The Secretary shall attend all meetings of the stockholders and Directors and shall notify the stockholders and Directors of such meetings in the manner provided in these by-laws.  The Secretary shall record the proceedings of all such meetings in books kept for that purpose.

The Secretary shall have such other powers and duties as may be assigned by the Board or the Chief Executive Officer, as well as the specific powers assigned by these by-laws.

(f)            Other Officers

Such other Officers and Assistant Officers as are appointed by the Board, or the Chief Executive Officer if authorized by the Board pursuant to Section 1 above, shall exercise such duties and have such powers as by custom and applicable law generally pertain to their respective offices as well as such duties and powers as the Board or the Chief Executive Officer may assign.

Section 3. - Terms of Office; Removals and Vacancies.

Any Officer or Assistant Officer elected by the Board may be removed by the Board in its sole judgment.  Any Officer or Assistant Officer appointed by the Chief Executive Officer may be removed by the Chief Executive Officer in his or her sole judgment.  In case of removal, the salary of such Officer or Assistant Officer shall cease.  Removal shall be without prejudice to the contractual rights, if any, of the person so removed, but election or appointment of an Officer or Assistant Officer shall not of itself create contractual rights.

Each Officer or Assistant Officer shall hold office until his or her successor is elected and qualified or appointed, or until his or her earlier removal or resignation.

Any vacancy occurring in any office of the Corporation shall be filled by the Board, or by the Chief Executive Officer if authorized by the Board pursuant to Section 1 above, and the Officer or Assistant Officer so elected or appointed shall hold office for the unexpired term in respect of which the vacancy occurred and until his or her successor shall be duly elected and qualified or appointed.

In any event of absence or temporary disability of any Officer or Assistant Officer of the Corporation, the Board, or the Chief Executive Officer if authorized by the Board pursuant to Section 1 above, may authorize another person to perform the duties of that office.

Section 4. - Voting Securities Owned by the Corporation.

Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman, the President or any Vice President and any such Officer may, in the name of and on behalf of the Corporation, take all such action as any such Officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present.  The Board may, by resolution, from time to time confer like powers upon any other person or persons.

ARTICLE V

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. - Procedure.

The Corporation shall indemnify all Directors, Officers and employees to the fullest extent permitted by the general laws of the State of Maryland and shall provide indemnification expenses in advance to the extent permitted thereby.  The Corporation will follow the procedures required by applicable law in determining persons eligible for indemnification and in making indemnification payments and advances.

Section 2. - Exclusivity, etc.

The indemnification and advance of expenses provided by the Charter and these by-laws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested Directors or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed or acting as agent for the corporation, shall continue in respect of all events occurring while a person was a Director or Officer after such person has ceased to be a Director or Officer, and shall inure to the benefits of the estate, heirs, executors and administrators of such person.  All rights to indemnification and advance of expenses under the Charter of the Corporation and hereunder shall be deemed to be a contract between the Corporation and each Director or Officer of the Corporation who serves or served in such capacity at any time while this by-law is in effect. Nothing herein shall prevent the amendment of this by-law, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption.  Any repeal or modification of this by-law shall not in any way diminish any rights to indemnification or advance of expenses of such Director or Officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this by-law or any provision hereof is in force.

Section 3. - Severability; Definitions.

The invalidity or unenforceability of any provision of this Article V shall not affect the validity or enforceability  of any other provision hereof.  The phrase “this by-law” in this Article V means this Article V in its entirety.

ARTICLE VI

CAPITAL  STOCK

Section 1. - Evidence of Stock Ownership.

Evidence of ownership of stock in the Corporation may be either pursuant to a certificate(s) or a statement in compliance with the general laws of the State of Maryland, each of which shall represent the number of shares of stock owned by a stockholder in the Corporation.  Stockholders may request that their stock ownership be represented by a certificate(s).  In case any Officer who signed any certificate, in facsimile or otherwise, ceases to be such Officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the Officer had not ceased to be such Officer as of the date of its issue.

For stock ownership evidenced by a statement, such statement shall be in such form, and executed, as required from time to time by the general laws of the State of Maryland.

Section 2. - Transfer of Shares.

Stock shall be transferable only on the books of the Corporation by assignment in writing by the registered holder thereof, his or her legally constituted attorney, or his or her legal representative, either upon surrender and cancellation of the certificate(s) therefor, if such stock is represented by a certificate, or upon receipt of such other documentation for stock not represented by a certificate as the Board and the general laws of the State of Maryland may, from time to time, require.

Section 3. - Lost, Stolen or Destroyed Certificates.

No certificate for shares of stock of the Corporation shall be issued in place of any other certificate alleged to have been lost, stolen, or destroyed, except upon production of such evidence of the loss, theft or destruction and upon indemnification of the Corporation to such extent and in such manner as the Board may prescribe.

Section 4. - Transfer Agents and Registrars.

The Board shall appoint a person or persons, the Corporation or any incorporated trust company or companies or any of them, as transfer agents and registrars and, if stock is represented by a certificate, may require that such certificate bear the signatures or the counter-signatures of such transfer agents and registrars, or either of them.

Section 5. - Stock Ledger.

The Corporation shall maintain at its principal office, a stock record containing the names and addresses of all stockholders and the numbers of shares of each class held by each stockholder.

ARTICLE VII

MISCELLANEOUS

Section 1. - Seal.

The Board shall provide, subject to change, a suitable corporate seal which may be used by causing it, or facsimile thereof, to be impressed or affixed or reproduced on the Corporation’s stock certificates, bonds, or any other documents on which the seal may be appropriate.

Section 2. - Amendments.

These by-laws, or any of them, may be amended or repealed, and new by-laws may be made or adopted only at any meeting of the Board, by vote of a majority of the Directors or at a meeting of the shareholders, duly called, by a vote of two-thirds of the shareholders eligible to vote thereon.  Pursuant to Articles Supplementary filed with the State Department of Assessments and Taxation of Maryland, the Corporation has elected, by resolution of the Board, to be subject to Sections 3-803, 3-804(b), 3-804(c) and 3-805 of the Maryland General Corporation Law and the following sections of these by-laws have been amended to conform to such elections, respectively: Article III, Section 2, third, fourth and last sentences; Article III, Section 2, first sentence; Article III, Section 3; and Article II, Section 3, first sentence, and therefore, such provisions may be amended, altered or repealed only by resolution of the Board.

Section 3. - Section Headings and Statutory References.

The headings of the Articles and Sections of these by-laws have been inserted for convenience of reference only and shall not be deemed to be a part of these by-laws.